Exhibit 8.1

July 25, 2016

Rovi Corporation

Two Circle Star Way

San Carlos, CA 94070

Ladies and Gentlemen:

We have acted as counsel to Rovi Corporation, a Delaware corporation (“Rovi”), in connection with the transactions described in the Registration Statement on Form S-4 originally filed with the Securities and Exchange Commission on June 6, 2016, as amended through the date hereof (the “Registration Statement”) of which this exhibit is a part. All section references, unless otherwise indicated, are to the United States Internal Revenue Code of 1986, as amended (the “Code”). Capitalized terms not defined herein have the meanings set forth in the Registration Statement.

In preparing this opinion, we have examined and relied upon the Registration Statement, including the Prospectus included therein, the Agreement and Plan of Merger dated as of April 28, 2016 (the “Merger Agreement”) by and among Rovi, Titan Technologies Corporation (“New Parent”), Nova Acquisition Sub, Inc., TiVo Inc. (“TiVo”), and Titan Acquisition Sub, Inc. and such other documents as we have deemed necessary or appropriate in order to enable us to render this opinion. In our examination of documents, we have assumed the authenticity of original documents, the accuracy of copies, the genuineness of signatures, and the legal capacity of signatories. We have also assumed that the transactions described in the Registration Statement will be consummated in accordance with the description in the Registration Statement.

In rendering this opinion, we have assumed without investigation or verification that the facts and statements set forth in the Registration Statement and the Merger Agreement are true, correct and complete in all material respects; that the Mergers will be completed in accordance with the Registration Statement and Merger Agreement; that the representations and covenants contained in tax representations letters delivered to us by Rovi, New Parent and TiVo are true and accurate; that there is no change in applicable law between the date hereof and the Effective Times of the Mergers; that any representation in any of the documents referred to herein that is made “to the best of the knowledge and belief” (or similar qualification) of any person or party are true, correct and complete without such qualification; and that, as to all matters for which a person or entity has represented that such person or entity is not a party to, does not have, or is not aware of, any plan, intention, understanding or agreement, there is no such plan, intention, understanding or agreement. Any inaccuracy in, or breach of, any of the aforementioned statements, representations or assumptions could adversely affect our opinion.

3175 HANOVER STREET PALO ALTO, CA 94304-1130    T: (650) 843-5000    F: (650) 849-7400    WWW.COOLEY.COM

Rovi Corporation

July 25, 2016

Page Two

Our opinion is based on existing provisions of the Code, Treasury Regulations, judicial decisions, and rulings and other pronouncements of the Internal Revenue Service as in effect on the date of this opinion, all of which are subject to change (possibly with retroactive effect) or reinterpretation. No assurances can be given that a change in the law on which our opinion is based or the interpretation thereof will not occur or that such change will not affect the opinion expressed herein. We undertake no responsibility to advise of any such developments in the law.

Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that the exchange of Rovi common stock and TiVo common stock for New Parent common stock pursuant to the mergers, taken together, will qualify for United States federal income tax purposes as an “exchange” described in Section 351(a) of the Code and/or the Rovi merger, taken alone, will constitute a “reorganization” within the meaning of Section 368(a) of the Code, and accordingly, the U.S. federal income tax consequences of the mergers to U.S. holders of Rovi common stock are as described in the Registration Statement under the heading “United States Federal Income Tax Consequences to U.S. Holders of Rovi Common Stock”.

No opinion is expressed as to any matter not discussed herein.

We hereby consent to the use of our name under the heading “The Mergers —Material United States Federal Income Tax Consequences,” and “Legal Matters” in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

COOLEY LLP

By:	/s/ Mark Windfeld-Hansen
Mark Windfeld-Hansen

3175 HANOVER STREET PALO ALTO, CA 94304-1130    T: (650) 843-5000    F: (650) 849-7400    WWW.COOLEY.COM